Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor / Media Contact:

Mel Stephens

(248) 447-1624

Investor Contact:

Ed Lowenfeld

(248) 447- 4380

Lear Reports Improved Fourth Quarter

and Full Year 2013 Financial Results

SOUTHFIELD, Michigan, January 31, 2014 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today reported financial results for the fourth quarter and full year 2013 and confirmed its full year 2014 financial outlook. Highlights include:

Fourth Quarter 2013

•	Sales of $4.3 billion, up 14% from a year ago

•	Core operating earnings of $208 million, up 9%

•	Adjusted earnings per share of $1.55, up 5%

•	Free cash flow of $259 million

•	Record sales and earnings in Electrical; 17th consecutive quarter of year-over-year margin improvement

Full Year 2013

•	4th consecutive year of higher sales and adjusted earnings per share

•	Sales of $16.2 billion, up 11% from a year ago

•	Core operating earnings of $839 million, up 10%

•	Adjusted earnings per share of $5.90, up 7%

•	Free cash flow of $367 million

•	Record sales in Electrical of $4.2 billion and adjusted margin of 10.1%, up from 7.3% last year

•	Returned $1.1 billion to shareholders through share repurchases and dividends

Business Conditions

In the fourth quarter, global vehicle production increased 6% from a year ago, reflecting production increases in each of the three largest automotive markets in the world. Production was up 20% in China, 5% in North America and 4% in Europe & Africa. Production was down 7% in South America. For the full year, global vehicle production improved by 4% from a year ago to a record 82.6 million vehicles. Production in China, North America and Europe & Africa increased by 14%, 5% and 1%, respectively in 2013.

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“2013 marked our fourth consecutive year of higher sales and adjusted earnings per share,” said Matt Simoncini, Lear’s president and chief executive officer. “Our strong financial results reflect the investments that we have made to improve our cost structure and grow our business. During the year, we returned over $1 billion in cash to our shareholders through share repurchases and dividends. We are continuing to invest in the business to further develop our low-cost footprint and improve our cost structure. We also are seeking accretive acquisitions to strengthen and grow our core businesses. At the same time, we plan to maintain a strong financial position and return cash to shareholders.”

Fourth Quarter 2013 Financial Results

For the fourth quarter of 2013, Lear reported sales of $4.3 billion, core operating earnings of $208 million, net income of $73 million and adjusted earnings per share of $1.55. This compares with sales of $3.7 billion, core operating earnings of $191 million, net income of $882 million and adjusted earnings per share of $1.48 in the fourth quarter of 2012. Net income in the fourth quarter of 2012 included tax benefits of $767 million, primarily reflecting the reversal of a valuation allowance on our deferred tax assets in the United States.

In the Seating segment, sales were up 14% to $3.1 billion, reflecting the addition of new business and higher production on key platforms. Adjusted segment earnings were $156 million or 5.0% of sales. Earnings decreased from last year, primarily reflecting the impact of key program changeovers and unfavorable performance in South America, partially offset by the increase in sales.

Our Electrical segment continued to perform well, driven by our competitive cost structure, favorable industry growth trends and market share gains. Sales grew by 16% to a record $1.1 billion, driven by the addition of new business and higher production on key platforms. Adjusted segment earnings were a record $124 million or 11.2% of sales. Earnings increased from last year, reflecting operating efficiencies, as well as the increase in sales.

In the fourth quarter of 2013, free cash flow was $259 million, and net cash provided by operating activities was $391 million.

A reconciliation of core operating earnings to pretax income before equity income, adjusted earnings per share to diluted net income per share attributable to Lear, adjusted segment earnings to reported segment earnings and free cash flow to net cash provided by operating activities, in each case as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.

Full Year 2013 Financial Results

For the full year 2013, Lear reported sales of $16.2 billion, core operating earnings of $839 million, net income of $431 million and adjusted earnings per share of $5.90. This compares with sales of $14.6 billion, core operating earnings of $763 million, net income of $1.3 billion and adjusted earnings per share of $5.49 in 2012. Net income in 2012 included tax benefits of $764 million, primarily reflecting the fourth quarter reversal of a valuation allowance on our deferred tax assets in the United States.

In the Seating segment, net sales were up 9% to $12.0 billion, reflecting primarily the addition of new business, higher production on key platforms and the acquisition of Guilford. Adjusted segment earnings were $653 million or 5.4% of sales. Earnings decreased from last year, primarily reflecting the impact of key program changeovers and unfavorable performance in South America, partially offset by the increase in sales.

In the Electrical segment, net sales grew by 19% to a record of $4.2 billion, driven primarily by the addition of new business and higher production on key platforms. Adjusted segment earnings were $427 million or 10.1% of sales. Earnings increased 65% from last year, reflecting operating efficiencies, as well as the increase in sales.

Free cash flow in 2013 was $367 million, and net cash provided by operating activities was $820 million.

Share Repurchase Program

In 2013, Lear repurchased $1.0 billion of its common stock, including $200 million in open market repurchases and $800 million under an accelerated share repurchase (ASR) program. The ASR transaction is expected to be completed no later than March 2014.

Lear also has $750 million remaining in its existing share repurchase authorization. Since initiating the share repurchase program in early 2011, Lear has repurchased 27.1 million shares of its common stock. This represents a reduction of approximately 25% of our shares outstanding at the time we began the program.

Full Year 2014 Financial Outlook

Summarized below are highlights from our full year 2014 financial outlook, which was announced on January 14, 2014. Key 2014 assumptions include industry vehicle production of 16.8 million units in North America, up 4% from 2013, 20.1 million units in Europe & Africa, up 2% from 2013, and 20.9 million units in China, up 8% from 2013. Lear’s financial guidance is based on an average full year exchange rate of $1.35/Euro, up 2% from 2013.

Lear expects 2014 sales in the range of $16.9 to $17.4 billion and core operating earnings in the range of $910 to $960 million. The increased earnings reflect higher sales and improving Company margins. Free cash flow in 2014 is expected to be in the range of $350 to $400 million.

Pretax income before restructuring costs and other special items is estimated to be in the range of $845 to $895 million. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be in the range of $255 to $270 million, resulting in an effective tax rate of approximately 30% in 2014. Adjusted net income attributable to Lear is expected to be in the range of $560 to $595 million.

Pretax operational restructuring costs in 2014 are estimated to be about $65 million. Capital spending in 2014 is estimated to be approximately $450 million. Depreciation and amortization expense is estimated to be about $310 million in 2014.

Webcast Information

Lear will webcast a conference call to review the Company’s fourth quarter and full year 2013 financial results and related matters on January 31, 2014, at 9:00 a.m. Eastern Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until February 14, 2014, with a Conference I.D. of 21541554.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt and gains and losses on the disposal of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less adjusted capital expenditures. Adjusted capital expenditures represent capital expenditures, net of related insurance proceeds.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; the impact of new regulations related to conflict minerals; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical distribution systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 122,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available at lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Month
	Period Ended
	December 31,	December 31,
	2013	2012
Net sales	$4,256.1	$3,719.4

Cost of sales	3,936.7	3,417.6
Selling, general and administrative expenses	142.6	132.5
Amortization of intangible assets	8.6	10.5
Interest expense	16.8	9.7
Other (income) expense, net	20.3	(5.6)

Consolidated income before income taxes and equity in net (income) loss of affiliates	131.1	154.7
Income taxes	62.5	(738.4)
Equity in net (income) loss of affiliates	(11.3)	3.0

Consolidated net income	79.9	890.1
Net income attributable to noncontrolling interests	7.1	8.2

Net income attributable to Lear	$72.8	$881.9

Diluted net income per share attributable to Lear	$0.88	$9.00

Weighted average number of diluted shares outstanding	82.9	97.9

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Month
	Period Ended
	December 31,	December 31,
	2013	2012
Net sales	$16,234.0	$14,567.0

Cost of sales	14,934.3	13,349.5
Selling, general and administrative expenses	528.7	479.3
Amortization of intangible assets	34.4	33.0
Interest expense	68.4	49.9
Other expense, net	58.1	6.4

Consolidated income before income taxes and equity in net income of affiliates	610.1	648.9
Income taxes	192.7	(638.0)
Equity in net income of affiliates	(38.4)	(30.3)

Consolidated net income	455.8	1,317.2
Net income attributable to noncontrolling interests	24.4	34.4

Net income attributable to Lear	$431.4	$1,282.8

Diluted net income per share attributable to Lear	$4.99	$12.85

Weighted average number of diluted shares outstanding	86.4	99.8

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2013	2012
ASSETS
Current:
Cash and cash equivalents	$1,137.7	$1,402.2
Accounts receivable	2,278.3	2,040.7
Inventories	818.7	727.1
Other	687.8	703.5

	4,922.5	4,873.5

Long-Term:
PP&E, net	1,587.2	1,403.1
Goodwill	757.2	746.5
Other	1,064.0	1,171.0

	3,408.4	3,320.6

Total Assets	$8,330.9	$8,194.1

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,438.7	$2,233.0
Accrued liabilities	1,140.4	983.9

	3,579.1	3,216.9

Long-Term:
Long-term debt	1,057.1	626.3
Other	545.2	738.7

	1,602.3	1,365.0

Equity	3,149.5	3,612.2

Total Liabilities and Equity	$8,330.9	$8,194.1

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31,	December 31,
	2013	2012
Net Sales
Europe and Africa	$1,665.3	$1,339.5
North America	1,543.2	1,452.0
Asia	819.7	683.3
South America	227.9	244.6

Total	$4,256.1	$3,719.4

Content Per Vehicle [1]
Europe and Africa	$332	$282
North America	$377	$380

Free Cash Flow [2,3]
Net cash provided by operating activities	$390.5	$369.1
Adjusted capital expenditures	(131.4)	(150.0)

Free cash flow	$259.1	$219.1

Depreciation and Amortization	$77.2	$65.9

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net (income) loss of affiliates	$131.1	$154.7
Interest expense	16.8	9.7
Other (income) expense, net	20.3	(5.6)

Pretax income before equity (income) loss, interest and other (income) expense	168.2	158.8
Restructuring costs and other special items - Costs related to restructuring actions	36.6	44.5
Acquisition and other related costs	—	0.6
Insurance recoveries, net of losses and incremental costs, related to the destruction of assets	—	(15.9)
Labor-related litigation claims	2.4	—
Other	1.0	2.8

Core operating earnings	$208.2	$190.8

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$72.8	$881.9
Restructuring costs and other special items - Costs related to restructuring actions	36.6	44.5
Acquisition and other related costs	—	0.6
Insurance recoveries, net of losses and incremental costs, related to the destruction of assets	—	(30.1)
Labor-related litigation claims	2.4	—
Losses related to affiliates	—	11.8
Other	1.0	2.8
Tax impact of special items and other net tax adjustments [4]	16.0	(766.9)

Adjusted net income attributable to Lear	$128.8	$144.6

Weighted average number of diluted shares outstanding	82.9	97.9

Diluted net income per share attributable to Lear	$0.88	$9.00

Adjusted earnings per share	$1.55	$1.48

[1]	Content Per Vehicle for 2012 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Adjusted capital expenditures represent capital expenditures of $131.4 million and $157.8 million in 2013 and 2012, respectively, net of related insurance proceeds of $7.8 million in 2012.
[4]	Reflects a tax benefit of $739.3 million related to the reversal of a valuation allowance on our deferred tax assets in the United States in 2012, as well as the tax effect of restructuring costs and other special items and several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share and per share amounts)

	Twelve Months Ended
	December 31,	December 31,
	2013	2012
Net Sales
Europe and Africa	$6,248.6	$5,543.8
North America	6,106.7	5,713.4
Asia	2,887.9	2,495.1
South America	990.8	814.7

Total	$16,234.0	$14,567.0

Content Per Vehicle [1]
Europe and Africa	$317	$283
North America	$377	$370

Free Cash Flow [2,3]
Net cash provided by operating activities	$820.1	$729.8
Adjusted capital expenditures	(453.5)	(439.1)

Free cash flow	$366.6	$290.7

Depreciation and Amortization	$285.5	$239.5

Diluted Shares Outstanding at end of quarter [4]	83,079,263	97,305,013

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$610.1	$648.9
Interest expense	68.4	49.9
Other expense, net	58.1	6.4

Pretax income before equity income, interest and other expense	736.6	705.2
Restructuring costs and other special items - Costs related to restructuring actions	83.8	55.7
Costs related to proxy contest	3.0	—
Acquisition and other related costs	—	6.2
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	7.3	(14.6)
Labor-related litigation claims	7.3	—
Other	1.4	10.1

Core operating earnings	$839.4	$762.6

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$431.4	$1,282.8
Restructuring costs and other special items - Costs related to restructuring actions	83.8	55.6
Costs related to proxy contest	3.0	—
Acquisition and other related costs	—	6.2
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	7.3	(41.1)
Labor-related litigation claims	7.3	—
Loss on redemption of bonds	3.6	3.7
Gains related to affiliates	—	(5.1)
Other	1.4	10.1
Tax impact of special items and other net tax adjustments [5]	(27.8)	(764.4)

Adjusted net income attributable to Lear	$510.0	$547.8

Weighted average number of diluted shares outstanding	86.4	99.8

Diluted net income per share attributable to Lear	$4.99	$12.85

Adjusted earnings per share	$5.90	$5.49

[1]	Content Per Vehicle for 2012 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Adjusted capital expenditures represent capital expenditures of $460.6 million and $458.3 million in 2013 and 2012, respectively, net of related insurance proceeds of $7.1 million and $19.2 million in 2013 and 2012, respectively.
[4]	Calculated using stock price at end of year.
[5]	Reflects a tax benefit of $739.3 million related to the reversal of a valuation allowance on our deferred tax assets in the United States in 2012, as well as the tax effect of restructuring costs and other special items and several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	December 31,	December 31,
	2013	2012
Adjusted Segment Earnings
Seating
Net sales	$3,145.5	$2,760.8

Segment earnings	$126.2	$137.5
Costs related to restructuring actions	26.6	39.7
Acquisition and other related costs	—	0.1
Insurance recoveries, net of losses and incremental costs, related to the destruction of assets	—	(15.9)
Labor-related litigation claims	2.4	—
Other	0.7	1.4

Adjusted segment earnings	$155.9	$162.8

Adjusted segment margins	5.0%	5.9%

Electrical
Net sales	$1,110.6	$958.6

Segment earnings	$118.8	$78.5
Costs related to restructuring actions	5.3	1.8
Other	—	0.2

Adjusted segment earnings	$124.1	$80.5

Adjusted segment margins	11.2%	8.4%

	Twelve Months Ended
	December 31,	December 31,
	2013	2012
Adjusted Segment Earnings
Seating
Net sales	$12,018.1	$11,029.6

Segment earnings	$576.9	$661.7
Costs related to restructuring actions	60.6	48.1
Acquisition and other related costs	—	0.9
Losses and incremental costs (insurance recoveries), net related to the destruction of assets	7.3	(14.8)
Labor-related litigation claims	7.3	—
Other	0.7	1.4

Adjusted segment earnings	$652.8	$697.3

Adjusted segment margins	5.4%	6.3%

Electrical
Net sales	$4,215.9	$3,537.4

Segment earnings	$414.3	$254.9
Costs related to restructuring actions	13.1	4.3
Other	—	0.2

Adjusted segment earnings	$427.4	$259.4

Adjusted segment margins	10.1%	7.3%